   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997

                                                      REGISTRATION NO. 333-25391
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------

                              AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                               ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

        DELAWARE                    4813                    84-1339282
    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                  NO.)

                       555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               ROBERT S. WOODRUFF
                       EXECUTIVE VICE PRESIDENT--FINANCE
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                       555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
  (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE REGISTRANT)
                                   COPIES TO:
    MARTHA D. REHM, ESQ.                           DAVID J. BEVERIDGE,
  HOLME ROBERTS & OWEN LLP                                 ESQ.
 1700 LINCOLN STREET, SUITE 4100                   SHEARMAN & STERLING
   DENVER, COLORADO 80203                          599 LEXINGTON AVENUE
          (303) 861-7000                            NEW YORK, NEW YORK
                                                        10022-6069
                                                      (212) 848-4000

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT. As soon as practical after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box. [_]...............................................
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_].....................
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]......................................................
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_].............................................


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

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  (a) EXHIBITS:

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  1.1*   --Form of Underwriting Agreement
  3.1*   --Amended and Restated Certificate of Incorporation of the Company
  3.2*   --By-laws of the Company
  4.1*   --Indenture dated as of March 31, 1997 with Bankers Trust Company
           (including form of the Company's 10 7/8% Senior Notes Due 2007 as an exhibit thereto)
  4.2*   --Registration Agreement dated March 31, 1997 with Salomon Brothers
           Inc relating to the Company's 10 7/8% Senior Notes Due 2007
  5.1*   --Opinion of Holme Roberts & Owen LLP as to the validity of the shares of Common Stock being offered
 10.1*   --Growth Share Plan, as amended, effective October 1, 1996
 10.2*   --Employment Agreement dated December 21, 1996 with Joseph P. Nacchio
 10.3*   --Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff
 10.4*   --Settlement Agreement, General Release and Covenant Not to Sue dated as of November 11, 1996 with Douglas H. Hanson
 10.5**  --IRU Agreement dated as of October 18, 1996 with Frontier
           Communications International Inc.
 10.6**  --IRU Agreement dated as of February 26, 1996 with WorldCom Network
           Services, Inc.
 10.7**  --IRU Agreement dated as of May 2, 1997 with GTE
 10.8*   --Form of Equity Incentive Plan, to be in effect as of the Effective
           Date
 11.1*   --Statement re Computation of Per Share Earnings
 21.1*   --Subsidiaries of the Registrant
 23.1*   --Consent of KPMG Peat Marwick LLP
 23.2*   --Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
 24.1*   --Powers of Attorney (see signature page on page II-4 of initial filing of Registration Statement)
 27.1*   --Financial Data Schedule
 99.1*   --Consent of nominee director
 99.2*   --Consent of nominee director

--------
 *Previously filed

**Portions have been omitted pursuant to a request for confidential treatment

  (b) FINANCIAL STATEMENT SCHEDULES:

     SCHEDULE
       NO.                            DESCRIPTION
     --------                         -----------
       I      --Condensed Information as to the Financial Position of the
                Registrant
       II     --Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes (1) to provide to the Underwriters at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 18, 1997.

                                          Qwest Communications International
                                           Inc.

                                                             *
                                          By: _________________________________
                                                     Joseph P. Nacchio
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE(S)                    DATE
             ---------                           --------                    ----
                 *                   Chairman of the Board              June 18, 1997
____________________________________
     Philip F. Anschutz
                 *                   Director, President and Chief      June 18, 1997
____________________________________   Executive Officer (Principal
                                       Executive Officer)
     Joseph P. Nacchio
                 *                   Director and Executive Vice        June 18, 1997
____________________________________   President - Finance and
         Robert S. Woodruff            Chief Financial Officer and
                                       Treasurer (Principal Financial
                                       Officer)
        /s/ Richard L. Smith         Vice President and Controller      June 18, 1997
____________________________________   (Principal Accounting Officer)
     Richard L. Smith

                 *                   Director                           June 18, 1997
____________________________________
     Cannon Y. Harvey

                 *                   Director                           June 18, 1997
____________________________________
     Richard T. Liebhaber
                 *                   Director                           June 18, 1997
____________________________________
     Douglas L. Polson
                 *                   Director                           June 18, 1997
____________________________________
     Craig D. Slater

--------
* By power-of-attorney

     /s/ Richard L. Smith
     --------------------
     Richard L. Smith
     Attorney-in-Fact

                                     II-4